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                                    EXHIBIT 11(b)

                          CONSENT OF KPMG PEAT MARWICK, LLP

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                                 ACCOUNTANT'S CONSENT




The Board of Directors
Weitz Series Fund, Inc.:


We consent to the use of our report included herein on the statement of changes in net assets for the year ended March 31, 1996 and on the financial highlights for the two-year period ending December 31, 1996.

                                             KPMG Peat Marwick LLP



Omaha, Nebraska
May 22, 1997